SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  September  18, 1996


                         FREEPORT-McMoRan COPPER & GOLD INC.


                 Delaware               1-9916            74-2480931
             (State or other        (Commission        (IRS Employer
             jurisdiction of        File Number)       Identification
             incorporation or                              Number)
             organization)


                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

    Registrant's telephone number, including area code:  (504) 582-4000


          Item 5.   Other Events.

          The following news release was issued by Freeport-McMoRan Copper & Gold Inc. on September 18, 1996:


                           FREEPORT-McMoRan COPPER & GOLD
            . INITIATES DELINEATION DRILLING OF THE KUCING LIAR PROSPECT
                          . UPDATES EXPLORATION ACTIVITIES


          NEW ORLEANS, LA., September 18, 1996 -- Freeport-McMoRan Copper & Gold Inc. (FCX) announced today that drilling activities at the Kucing Liar prospect within the "Golden Triangle" area at P.T. Freeport Indonesia Company's (PT-FI) Ertsberg-Grasberg District have moved from the exploration phase to the delineation phase. Early results confirm the continuity of extensive skarn-type copper/gold mineralization between drill holes.
               Delineation drilling of the Kucing Liar mineralization utilizing 6 diamond drill rigs is underway from underground sites in the Amole tunnel and the new northwest-trending Kucing Liar/Lembah Tembaga tunnel. Underground drill sites are 50 to 135 meters apart allowing multiple holes, known as fans, to be drilled from each site across a portion of the 1.5 kilometer long Kucing Liar mineralized zone which, based on current information, could represent a 250 million metric ton geological resource at an average grade of greater than 2 percent copper equivalent. To date, 15 delineation holes have been, or are being, drilled over a 500 meter interval, 1/3 of the 1.5 kilometer mineralized  zone.
           Assay results  from  8  holes  have  been  received  and  visual estimates from all 15 holes suggest continuity between holes  and fans.  Following are the assay results of the 8 holes.

               Hole     Interval    %Cu     g/tAu     %Cu equiv
               ------   --------   ----     -----     ---------
               KL16-1    401.1m    2.00      1.90       3.24(in progress)
               KL18-1    266.2m    1.02      1.06       1.71
                   -2    264.0m    1.02      1.41       1.94
                   -3    122.5m    1.11      1.55       2.12
                   -6     45.3m    0.83      0.84       1.38
               KL20-1    176.0m    0.93      1.02       1.59
               KL23-1     48.0m    1.79      1.12       2.52
               KL23-2     67.0m    1.01      1.14       1.75(in progress)

               The Kucing Liar cross-section from the KL18 drill fan is characteristic of the extent and continuity of the mineralization with apparent thicknesses of 50 to 250 meters which indicates the applicability of low-cost block caving underground mining. This high grade underground mineralization, in close proximity to the mill, could have a significant positive impact on the grade of the ore feed to PT-FI's "fourth concentrator mill expansion". The optimum rate of the expansion is being assessed but is expected to be at least 190,000 to 200,000 metric tons of ore per day. Permitting for this expansion is currently underway with a start-up date anticipated during the second half of 1998.
               This delineation drilling was initiated following the successful exploration of a one square kilometer area by drilling 21 widely spaced drill holes on the southeast side of the prolific Grasberg copper/gold porphyry deposit. This drilling resulted in the discovery of significant copper/gold skarn mineralization, called the Kucing Liar prospect, which was intersected within the Waripi and Kembelangan formations between the 2500 to 3000 meter elevations, representing a potential mantle of copper and gold around the base of the Grasberg deposit. A northwest-southeast trending fault, the Idenberg #1 fault, bounds this mantle of copper on the south and appears to contain copper/gold mineralization over a distance of at least
          1.5 kilometers.
               Exploration drilling activities continue to explore the extent of the Kucing Liar style mineralization. Once the Amole tunnel has progressed to the center of the Grasberg orebody, exploration drilling will be conducted from underground to test the western and northern flanks of the Grasberg for Kucing Liar style mineralization as well as to test the deep Grasberg below the presently outlined 600+ million metric ton block-cave reserve that was announced in December 1995.
               Geological mapping, sampling, geophysical surveying and drilling continued at the Wabu prospect as well as other targets within PT FI's Block B area. Geologic work including drilling and geophysical surveying continued at Etna Bay in Block I and in Block II. Reconnaissance mapping and sampling is scheduled to take place in Block III during the 4th quarter of 1996.
               FCX is engaged in the exploration, mining and milling of copper, gold and silver in Irian Jaya, Indonesia, and the smelting and refining of copper concentrates in Spain.




                                      SIGNATURE


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FREEPORT-McMoRan COPPER & GOLD INC.



                                        By:   /s/ Michael A. Weaver
                                             ------------------------------
                                              Michael A. Weaver
                                              Controller-Financial Reporting
                                              (authorized signatory and
                                              Principal  Accounting Officer)

          Date:  September 27, 1996